Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2026, with respect to the consolidated financial statements of Bicara Therapeutics Inc. and subsidiary, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
August 11, 2026